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                                                                     EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January __, 2002, by and among Level 8 Systems, Inc., a Delaware corporation ("Company"), and MLBC, Inc., a Delaware corporation ("Purchaser").


                              W I T N E S S E T H :

                  WHEREAS, Company and Purchaser have entered into that certain Purchase Agreement, dated as of January __, 2002 (the "Purchase Agreement"), pursuant to which Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from Company, 250,000 shares of common stock of the company, $0.001 par value ("Common Stock"); and

                  WHEREAS, Purchaser has acquired 1,000,000 shares of Common Stock from Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchased Stock");

                  WHEREAS, in order to induce Purchaser to (i) enter into the Purchase Agreement and purchase such shares of Common Stock and (ii) enter into the other agreements contemplated under the Purchase Agreement in connection with the issuance of the shares of Common Stock, Company has agreed to enter into this Registration Rights Agreement to provide registration rights with respect to the shares of Common Stock issued to Purchaser pursuant to the Purchase Agreement, or purchased by Purchaser;

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.


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                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Holder" shall mean each of Purchaser, any affiliates thereof or other permitted assigns holding shares of Common Stock issued pursuant to the Purchase Agreement or Purchased Stock.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Registrable Securities" shall mean the shares of Common Stock acquired by Purchaser pursuant to the terms of the Purchase Agreement and Purchased Stock.

                  "Rule 415" shall mean Rule 415 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  2. Required Registration. (a) After receipt of a written request from the Holders of Registrable Securities requesting that Company effect a registration under the Securities Act covering at least 50,000 shares of the Registrable Securities, and specifying the intended method or methods of disposition thereof, Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to Company within ten (10) Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have Registrable Securities included in such registration thereof pursuant to this Section 2. Thereupon Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that, subject to the provisions of Section 2(b) hereof, Company shall not be required to effect more than three (3) registrations of any Registrable Securities pursuant to this Section 2. The rights of the Holders under this
Section 2 shall not become effective until thirty (30) days after the date hereof. Any such registration effectuated pursuant to the terms of this Section 2 shall hereinafter be referred to as a "Demand Registration."

                  (b) In the event a Demand Registration is (i) requested by the Holders in accordance with the terms of this Section 2 and (ii) any security holders of Company exercise any incidental registration rights to participate in such Demand Registration, such that the number of Registrable Securities included in such registration statement is

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reduced to less than seventy-five percent (75%) of the total number of
Registrable Securities contained in the written request submitted by the Holders pursuant to a Demand Registration (the "Minimum Level"), then the Holders shall receive one (1) additional Demand Registration pursuant to Section 2(a), exercisable in the same manner as the other Demand Registration rights granted to the Holders pursuant thereto; provided, however, that the Holders shall only be entitled to one (1) additional Demand Registration under this Section 2, notwithstanding that the number of Registrable Securities of such Holders included in a registration statement filed pursuant to a Demand Registration may be reduced below the Minimum Level in a subsequent Demand Registration.

                  3. Incidental Registration. If Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities (a "Registration Statement"), it will give written notice to all Holders at least twenty (20) Business Days prior to the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

                  Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within ten (10) Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then all selling security holders (including the demanding security holder who initially requested such registration, but not the Company) shall reduce the amount of securities each intended to be distributed through such offering on a pro rata basis (which reduced amount may be zero). Except as otherwise provided in
Section 5, all expenses of such registration shall be borne by Company.

                  4. Shelf Registration. The Company shall use its best efforts to prepare and file with the SEC and have declared effective as promptly as practicable a registration statement (the "Shelf Registration Statement") on Form S-3 under the Securities Act relating to the offer and sale of all of the Registrable Securities by the Holder at any time and from time to time on a delayed or continuous basis in accordance

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with Rule 415, through such method or methods of distribution as the Holder shall select, and the Company shall use its best efforts to keep the Shelf Registration Statement effective under the Securities Act for so long as permitted by Rule 415. In the event the Shelf Registration Statement cannot be kept effective for such period, the Company shall use its best efforts to prepare and file with the SEC and have declared effective as promptly as practicable another registration statement on the same terms and conditions as the initial Shelf Registration Statement and such registration statement shall be considered the Shelf Registration Statement for purposes hereof. The Company shall supplement and amend the Shelf Registration Statement to include therein any securities other than the Shares that become Registrable Securities or to reflect changes in the manner of distribution reasonably requested by the Holder.

                  5. Registration Procedures. If Company is required by the provisions of Section 2 or 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed one hundred and eighty (180) days;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred and eighty (180) days;

                  (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request to the extent such registration or qualification is required in such jurisdictions (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

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                  (e) furnish, at the request of any Holder requesting
registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request;

                  (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (g) notify the Holders as promptly as practicable upon the occurrence of any event as a result of which the prospectus included in a Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as possible, prepare, file and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that the Company may delay preparing, filing and distributing any such supplement or amendment if the Board of Directors of the Company determines in good faith that such supplement or amendment could, in its reasonable judgment,
(i) interfere with or adversely affect the negotiation or completion of a transaction that is being contemplated by the Company or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the Company's stockholders at the time; provided, further, that (w) the Company will give notice (a "Standstill Notice") of any such delay prior to such delay, (x) such delay shall not extend for a period of more than thirty (30) days without the written consent of the Holders, (y) the Company may utilize such delay no more than two (2) times or for an aggregate of more than sixty (60) days in any period of two hundred and seventy (270) consecutive days and (z) the period of effectiveness of the Registration Statement provided for herein shall be extended by the number of days from and including the date of the giving of a Standstill Notice to and including the date when the Company shall have delivered to the Holders copies of such supplement or amendment pursuant to this
Section 4(g).

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                  (h) provide each Holder and its representatives the
opportunity to conduct reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to conduct any due diligence.

                  (i) permit counsel for each Holder to review a registration Statement covering Registrable Securities and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission.

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen
(18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

                  6. Expenses. All expenses incident to the Company's compliance with the terms of this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Company, except that:

                  (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than one hundred and eighty (180) days after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

                  (b) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

                  (c) any incremental expenses incurred by Company as a result of the inclusion of a Holder's Registrable Securities in an underwritten offering where the


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Holder or any of its Affiliates is an underwriter of the Registrable Securities which, inclusion of such Holder's Registrable Securities, requires a "qualified independent underwriter" under the applicable rules of the National Association of Securities Dealers, Inc. shall be paid by Holder.

                  7. Indemnification and Contribution.

                  (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary set forth in this Section 6(a), Company shall not be liable to indemnify any person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) any actual or alleged untrue statement or actual or alleged omission either (x) made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or (in the case of any registration pursuant to Section 2) so furnished for such purposes by any underwriter or (y) that had been corrected in a preliminary prospectus, prospectus supplement or amendment which had been furnished to such Holder prior to any distribution of the document alleged to contain the untrue statement or omission to offerees or purchasers, (2) any offer or sale of Registrable Securities after receipt by such Holder of a Standstill Notice under Section 4(g) and prior to the delivery of the prospectus supplement or amendment contemplated by Section 4(g), or (3) Holder's failure to comply with the prospectus delivery requirements under the Securities Act or failure to distribute its Registrable Securities in a manner consistent with the its intended plan of distribution as provided to Company and disclosed in the Registration Statement. Notwithstanding the foregoing, Company shall not be required to indemnify any person for amounts paid in settlement of any claim without the prior written consent of Company, which consent shall not be unreasonably withheld. Such

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indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

                  (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Company, its directors and officers and each person who participated in such offering and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) information in writing provided to Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) such Holder's offer or sale of Registrable Securities after receipt by such Holder of a Standstill Notice under Section 4(g) and prior to the delivery of the prospectus supplement or amendment contemplated by Section 4(g), (iii) such Holder's failure to comply with the prospectus delivery requirements under the Securities Act or failure to distribute its Registrable Securities in a manner consistent with the its intended plan of distribution as provided to Company and disclosed in the registration statement, (iv) such Holder's failure to comply with Regulation M under the Exchange Act, or (v) such Holder's failure to comply with any rules and regulations applicable because such Holder is, or is an Affiliate of, a registered broker-dealer. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

                  (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims,

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damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  8. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement:

                  (a) Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act; and

                  (b) Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2 if Company has had a registration statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 2 or 3, declared effective within one hundred and eighty (180) days prior to the date of the request pursuant to
Section 2; provided, however, that if any Holder elected to have shares of its Registrable Securities included under such registration statement but some or all of such shares were excluded pursuant to the penultimate sentence of Section 3, then such one hundred and eighty (180) day period shall be reduced to ninety
(90) days.

                  (c) Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2 hereof during one or more periods aggregating not more than forty five (45) days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

                  9. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to


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Section 2 shall be selected by the Holders of a majority of the shares being so registered and shall be reasonably acceptable to Company.

                  10. Holder Agreements

                  (a) No Holder may participate in an underwritten offering provided for hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangements contemplated for such offering as reasonably requested by the managing underwriter, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements as reasonably requested by the managing underwriter, and (c) agrees to bear such Holder's pro rata portion of all underwriting discounts and commissions.

                  (b) Each Holder of Registrable Securities eligible for inclusion in a Registration Statement that is notified in writing pursuant to
Section 3 hereof of a proposed registration of an underwritten public offering shall not effect any public sale or distribution (including sales under Rule
144) of any Registrable Securities that are similar to (or exchangeable or exercisable for or convertible into securities that are similar to) the securities proposed to be offered in such underwritten public offering, during the 10-day period prior to, and during the 90-day beginning on, the effective date of the applicable registration statement, except for offers and sales pursuant to such registration statement, and hereby agrees to execute a "lock-up" letter covering such 90-day period in form and substance customary for such transactions if so requested by the managing underwriter for such underwritten offering.

                  (c) Each Holder agrees to comply with Regulation M under the Exchange Act in connection with its offer and sale of Registrable Securities.

                  (d) Each Holder agrees that it will not sell any Registrable Securities registered under the Securities Act pursuant to the terms of this Agreement until it has been notified in accordance with the terms hereof that a Registration Statement (and any associated post-effective amendment) relating thereto has been declared effective and such Holder has been provided copies of the related prospectus, as amended or supplemented to date.

                  (e) Each Holder agrees to comply with the prospectus delivery requirements of the Securities Act as applicable in connection with the sale of Registrable Securities registered under the Securities Act pursuant to a Registration Statement.

                  (f) Each Holder agrees that upon receipt of a Standstill Notice pursuant to Section 4(g), such Holder shall immediately discontinue offers and sales of Registrable Securities registered under the Securities Act pursuant to any Registration Statements covering such Registrable Securities until such Holder receives copies of the supplemented or amended prospectus contemplated by Section 4(g) or notice from the Company that no such supplement or amendment is required.

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                  11. Miscellaneous.

                  (a) No Inconsistent Agreements. Company will not hereafter enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Agreement. Except as set forth on Schedule A hereto, Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person.

                  (b) Remedies. The Purchaser, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless Company has obtained the written consent of the Purchaser.

                  (d) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

                  (i) If to the Purchaser, at the last known address appearing on the books of Company maintained for such purpose.

                  (ii) If to Company, at

                       Level 8 Systems, Inc.
                       8000 Regency Parkway
                       Cary, North Carolina  27511
                       Attention:  John P. Broderick
                       Telecopy Number: (919) 380-5121

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied

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and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail.

                      Rule 144. With a view to making available to the Purchaser the benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees that it will:

                              (i) make and keep public information available, as
those terms are understood and defined in Rule 144;

                              (ii) file with the Commission in a timely manner
all reports and other documents required of the Company under the Exchange Act; and

                              (iii) furnish to each Holder, so long as such
Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 10(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

                  (h) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (i) Entire Agreement. This Agreement, together with the Purchase Agreement, the Original Purchase Agreement and the other Transaction Documents, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            LEVEL 8 SYSTEMS, INC.



                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:


                                            MLBC, INC.



                                            By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE A